Exhibit 2.2

THIS AMENDMENT AGREEMENT is made on 4 December 2002

BETWEEN:

(1) PHOENIX ACQUISITION COMPANY S.ar.l (registered at the Luxembourg Trade and Companies Registry under No. 66455) whose registered office is at 398 route d'Esch, L-1471 Luxembourg (Phoenix);

(2) THE PERSONS other than Phoenix whose names and addresses are set out in Part A of Schedule 1 of the SPA (as defined below) (the Other Investors and each an Other Investor and, together with Phoenix, the Investors);

(3) THE PERSONS whose names and addresses are set out in Part C of Schedule 1 of the SPA (the Mezzanine Lenders and each a Mezzanine Lender and, together with the Investors, the BCcH Shareholders);

(4) Stichting Administratiekantoor Phoenix whose registered office is at Meerenakkerplein 27-30, 5652 BJ Eindhoven, The
      Netherlands (the Foundation);

(5)   VISHAY INTERTECHNOLOGY, Inc. (the Purchaser);

(6)   VISHAY EUROPE GMBH (VEG);

(7)   BCCOMPONENTS INTERNATIONAL B.V. (BCc International),


(together, the Parties)

WHEREAS:

(A) On 10 November 2002, the Parties entered into a share sale and purchase agreement under which (i) the Purchaser agreed to purchase all of the Sale Shares, the Foundation Shares, the Company Warrants and the Co-Investor Loan, the BCcH Shareholders agreed to sell the Sale Shares, the Mezzanine Lenders agreed to sell the Company Warrants and the Co-Investors agreed to assign the Co-Investor Loan, (ii) the Mezzanine Lenders agreed to assign the Mezzanine Credit Agreement and contribute the DIPs and (iii) the Foundation undertake certain obligations on and subject to the terms of Schedule 5 of the SPA (the Transaction), in each case on and subject to the terms and subject to the conditions set out in the agreement (the SPA).

(B) The Parties wish to amend the SPA in the manner described in this Amendment Agreement.

IT IS AGREED as follows:

INTERPRETATION

1.1 Terms and expressions defined in the SPA have the same meaning when used in this Amendment Agreement.

1.2 The headings in this Amendment Agreement shall not affect its interpretation.

1.3   The Schedule to this Agreement forms part of this Amendment Agreement.

AMENDMENT OF THE SPA

2.1 The Parties hereby agree that, subject to clause 2.2 below, the SPA shall be, and shall be deemed to be, amended with effect on and from the date of this Amendment Agreement (the Effective Date) as set out in the Schedule hereto.

2.2 The SPA, as amended by this Amendment Agreement, shall remain in full force and effect and, save where the context otherwise requires, any reference in the SPA to "Agreement" shall be read and construed as a reference to the SPA as amended by this Amendment Agreement. Any schedule or exhibit attached to the SPA shall remain valid and documents relating to the Transaction which were in agreed form at the date of the SPA shall continue to be treated as being in agreed form.

NOTICE

3.1 The Purchaser and VEG each hereby acknowledge and agree that the notices served by Phoenix on the Purchaser pursuant to, on the one hand, Clause 5.1(a) and (b) of the SPA, and, on the other hand, Clause 5.1(c) of the SPA, respectively transmitted by fax by Phoenix to the Purchaser on 28 and 29 November 2002 (together, the Phoenix Pre-Completion Notices), were both validly served on 29 November 2002, in accordance with the terms of the SPA in the form in which it subsisted on that date.

3.2 Each of the Parties acknowledges and agrees that the Phoenix Pre-Completion Notice served pursuant to Clause 5.1(a) and (b) of the SPA is hereby revoked and shall be treated as being of no further force and effect, but that the execution of this Amendment Agreement is without prejudice to the Phoenix Pre-Completion Notice served pursuant to Clause 5.1(c) of the SPA and such notice continues to be in full force and effect and has not been revoked.

WARRANTIES

4.1 Each BCcH Shareholder warrants severally to the Purchaser in respect of itself that as of the date of this Amendment Agreement:

(a) it has obtained all corporate authorisations required to empower it to enter into and to perform its obligations under this Amendment Agreement;

(b) this Amendment Agreement constitutes a valid and binding obligation of it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganisation, moratorium and similar laws affecting creditors' rights and remedies generally; and

(c) the execution and delivery of, and the performance by it of its obligations under, this Amendment Agreement will neither:

          (i) conflict with, or result in the breach of, any provision of its Memorandum or Articles of Association or other constitutional or empowering agreement (if any); nor

          (ii) violate any statute, rule, regulation, order, judgment or decree of, or undertaking to, any court or governmental body or authority by which it is bound.

and the provisions of sub-clauses 9.6 to 9.14 inclusive (other than sub-clause 9.11) of the SPA shall apply in respect of the above warranties, mutatis mutandis.

4.2 The Purchaser and VEG each warrant to each of the BCcH Shareholders and the Foundation that as of the date of this Amendment Agreement:

(a) it has obtained all corporate authorisations required to empower it to enter into and to perform its obligations under this Amendment Agreement;

(b) this Amendment Agreement constitutes (or, to the extent that, in order to be valid and binding on VEG under the laws of Germany, this Amendment Agreement requires to be notarised before notaries public in any one or more jurisdictions, it will constitute for VEG after such notarisations have been duly made) a valid and binding obligation of it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganisation, moratorium and similar laws affecting creditors' rights and remedies generally; and

(c) the execution and delivery of, and the performance by it of its obligations under, this Amendment Agreement will neither:

          (i) conflict with, or result in the breach of, any provision of its Certificate of Incorporation, by-laws or other constitutional or empowering agreement (if any); nor

          (ii) violate any statute, rule, regulation, order, judgment or decree of, or undertaking to, any court or governmental body or authority by which it is bound.

and the provisions of sub-clauses 10.2 and 10.4 of the SPA shall apply in respect of the above warranties, mutatis mutandis.

GENERAL

5.1 The provisions of Clauses 11-17, 19-23 and 25-28 (in each case inclusive) of the SPA shall apply in respect of this Amendment Agreement, mutatis mutandis.

5.2 The Parties to this Amendment Agreement hereby agree that, if any or all of them are party to any other agreement entered into prior to the date of this Amendment Agreement which refers to any sub-clauses in Clause 6 of the SPA, such agreements shall, with effect from the amendments provided for in this Amendment Agreement, be deemed to refer to to the applicable provisions as renumbered in the amended SPA which is attached hereto as a Schedule.

IN WITNESS whereof this Amendment Agreement has been signed by and on behalf of the Parties on the day and year first before written.

SIGNED                              )
for and on behalf of                )
PHOENIX ACQUISITION COMPANY         )
S.a.r.l                             )


SIGNED                              )
for and on behalf of                )
COMPASS PARTNERS EUROPEAN           )
EQUITY FUND (BERMUDA) L.P.          )


SIGNED                              )
for and on behalf of                )
COMPASS PARTNERS EUROPEAN           )
EQUITY INVESTORS L.P                )


SIGNED                              )
for and on behalf of                )
COMPASS PARTNERS 1999 FUND L.P.     )


SIGNED                              )
for and on behalf of                )
EUROPEAN PRIVATE EQUITY             )
INVESTORS LLC                       )


SIGNED by SANKATY ADVISORS, LLC     )
for and on behalf of                )
SANKATY HIGH YIELD ASSET            )
PARTNERS L.P.  )


SIGNED by SANKATY ADVISORS, LLC     )
for and on behalf of                )
BCM CAPITAL PARTNERS L.P.           )

SIGNED by SANKATY ADVISORS, LLC     )
for and on behalf of                )
BCIP ASSOCIATES II                  )


SIGNED by SANKATY ADVISORS, LLC     )
for and on behalf of                )
BCIP TRUST ASSOCIATES II            )


SIGNED by SANKATY ADVISORS, LLC     )
for and on behalf of                )
BCIP TRUST ASSOCIATES II-B          )


SIGNED by SANKATY ADVISORS, LLC     )
for and on behalf of                )
BAIN CAPITAL V MEZZANINE            )
FUND L.P.                           )


SIGNED                              )
for and on behalf of                )
GARMARK PARTNERS L.P.               )


SIGNED                              )
for and on behalf of                )
JP MORGAN PARTNERS (BHCA), L.P.     )


By:   JPMP Master Fund Manager, L.P.,
      its general partner

By:   JPMP Capital Corp.,
      its general partner

By:   ____________________________
      Name:
      Title:

SIGNED                              )
for and on behalf of                )
Stichting                           )
Administratiekantoor                )
Phoenix                             )


SIGNED                              )
for and on behalf of                )
VISHAY INTERTECHNOLOGY INC.         )


SIGNED                              )
for and on behalf of                )
VISHAY EUROPE GMBH                  )


SIGNED                              )
for and on behalf of                )
BCCOMPONENTS INTERNATIONAL          )
B.V.                                )

                                    Schedule

                             Amended Form of the SPA

                                 4 December 2002




                       PHOENIX ACQUISITION COMPANY S.a.r.l


                               THE OTHER INVESTORS


                                 THE FOUNDATION


                              THE MEZZANINE LENDERS


                          VISHAY INTERTECHNOLOGY, INC.


                               VISHAY EUROPE GMBH


                                       AND


                         BCCOMPONENTS INTERNATIONAL B.V.




          ============================================================

                               AMENDMENT AGREEMENT
                 to amend the Share Sale and Purchase Agreement
                    relating to the sale and purchase of the
                  issued share capital of BCcomponents Holdings
                                      B.V.
                             dated 10 November 2002





     ======================================================================





                         FRESHFIELDS BRUCKHAUS DERINGER


                                    CONTENTS

CLAUSE                                                           PAGE


1. INTERPRETATION.................................................2

2. AMENDMENT OF THE SPA...........................................2

3. NOTICE.........................................................2

4. GENERAL........................................................4


SCHEDULE..........................................................8